Exhibit 99.1

GCP Applied Technologies Announces Proposed Private Offering of Senior Notes

CAMBRIDGE, MA - March 26, 2018 – GCP Applied Technologies Inc. (NYSE: GCP) (“GCP”) announced today that it intends, subject to market and other customary conditions, to offer senior notes due 2026 (the “Notes”). The Notes will be fully and unconditionally guaranteed by certain of GCP’s subsidiaries. The Notes and the related guarantees will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act (the “offering”).

In addition, GCP intends to amend its existing revolving credit facility to, among other things, (i) increase the revolving commitments thereunder to up to $350 million, (ii) extend the maturity thereof by approximately two years, and (iii) make certain other changes to the covenants and other provisions therein (the “credit facility amendment”, and together with the offering, the “financing transactions”).

GCP intends to apply the net proceeds from the offering, together with up to $50 million of borrowings under its credit facility and cash on hand, (i) to redeem and/or satisfy and discharge all of its $525 million aggregate principal amount of outstanding 9.500% Senior Notes due 2023 (the “2023 Notes”) in accordance with the terms of the indenture governing such 2023 Notes, (ii) to pay fees and expenses related to the foregoing and the financing transactions and (iii) for general corporate purposes.

The closing of the credit facility amendment is subject to obtaining lender commitments and consents, as well as market and other conditions. However, the offering is not conditioned on consummation of the credit facility amendment. If GCP does not consummate the credit facility amendment on or prior to the date the Notes are first issued, less than all of the 2023 Notes will be redeemed in connection with the offering.

The Notes and the related guarantees have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

There is no assurance that the Notes will be issued or upon what terms. This news release is not an offer to purchase, nor a solicitation of an offer to sell, any securities, and shall not constitute a notice of redemption with respect to any outstanding notes of GCP.

About GCP Applied Technologies Inc.

GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the Verifi® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures.

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, GCP is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding indebtedness and liquidity, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; uncertainties related to GCP’s ability to realize the anticipated benefits of the spin-off /separation from W.R. Grace and the value of GCP’s common stock following the spin-off; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; and the handling of hazardous materials and the costs of compliance with environmental regulation. These and other factors are identified and described in more detail in GCP’s Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov. Our reported results should not be considered as an indication of our future performance. Readers are cautioned not to place undue reliance on our projections and forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revisions to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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